ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                 VHF CORPORATION
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     THE  UNDERSIGNED,  to form a  Corporation  under  Chapter  78 of the Nevada
Revised Statutes, certify:

     I. NAME: VHF CORPORATION

     II. PURPOSE: The Corporation's purpose shall be to own stock or bonds, and to engage and conduct any lawful practice, business or activity, and to enter into any and all transactions relating thereto

     III. PRINCIPAL OFFICE: The principal office of the Corporation in the State of Nevada is to be at 101 Convention Center Drive, Suite 900, Las Vegas, Nevada, 89109. the Corporation may also maintain an office or offices at such other places within or outside the State of Nevada as it may from time to time determine. Corporation business of every kind and nature may be conducted at meetings of directors and stockholders outside the State of Nevada, the same as in the State of Nevada.

     IV. STOCK: The total number of shares which the Corporation is authorized to issue is TWENTY-FIVE THOUSAND (25,000) shares of common stock. the par value of each shall be ONE ($1.00) DOLLAR. The total authorized capital stock of the Corporation shall be an aggregated value of TWENTY-FIVE THOUSAND (25,000.00) DOLLARS which stock shall be non-assessable.

     V. DIRECTORS: The members of the governing Board of the Corporation shall be styled directors, and the number thereof shall not be styled be styled directors [sic], and the number thereof shall not be less than three, except where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation, but the number shall not be reduced to less than three, except as provided above, but shall be of full age, and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three persons, and who shall hold office until their successors are duly elected and qualified are as follows:

          NAME:                         ADDRESS:

          VICTOR H. FISCHER             6501 W. Charleston Blvd.
          PRESIDENT                     Apt. 211
                                        Las Vegas, Nevada 39102

          MARK ALAN FISCHER             6501 W. Charleston Blvd.
          VICE-PRESIDENT                Apt. 211
                                        Las Vegas, Nevada 39102

          CYNTHIA SCOTT FISHER          6501 W. Charleston Blvd.
          SECRETARY/TREASURER           Apt. 211
                                        Las Vegas, Nevada 39102

     VI. INCORPORATORS: The names and post office addresses of each of the incorporators, which are three in number, signing the Articles of Incorporation, are set forth under the above-captioned "DIRECTORS."

     VII. RESIDENT AGENT: The Registered Agent of this Corporation sahll [sic] be LILLIAN J. SONDGEROTH, ESQ., with offices located at 101 Convention Center Drive, Suite 900, Las Vegas, Nevada 89109.

     VIII. TERM: The Corporation shall have perpetual existence.

     IT [sic] WITNESS WHEREOF, the undersigned and the above-named Incorporators and First Directors of the Corporation have executed these Articles of Incorporation of VHP CORPORATION, on the 28th day of May, 1982.

/s/ Victor H. Fischer
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VICTOR H. FISCHER, PRESIDENT

/s/ Mark Alan Fischer
---------------------
MARK ALAN FISCHER, VICE-PRESIDENT

/s/ Cynthia Scott Fischer
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CYNTHIA SCOTT FISCHER, SECRETARY/TREASURER

STATE OF NEVADA  )
                 ) ss:
COUNTY OF CLARK  )

     On this 28th day of May, 1982,before me, the undersigned, Notary Public, in and for said County and State, personally appeared VICTOR H. FISCHER, MARK ALAN FISCHER and CYNTHIA SCOTT FISCHER, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.

                         /s/ LOIS A. WYCHEC
                         --------------
                         NOTARY PUBLIC in and for said
                         County and State.


                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                            OF HARDROCK MINES, INC.

     We the undersigned, Ryan Christison, President and Denise Christison, Secretary of Hardrock Mines, Inc., do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of November, 1999 adopted a resolution to amend the original articles as follows:

ARTICLE Fourth which presently reads as follows:


                                 ARTICLE FOURTH
                                      Stock

     The total number of shares which the Corporation is authorized to issue is TWENTY-FIVE THOUSAND (25,000) shares of common stock. The par value of each shall be ONE ($1.00) DOLLAR. The total authorized capital stock of the Corporation shall be aggregated value of TWENTY-FIVE THOUSAND ($25,000) DOLLARS, which stock shall be non-assessable.

Is hereby amended to read as follows:

     That the name of the corporation shall be:

                                HARDROCK MINES, INC.

                                  ARTICLE FOURTH
                            Authorized Capital Stock

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

Article Fifth which presently reads as follows:

                                  ARTICLE FIFTH
                                    Directors

     The members of the governing Board of the Corporation shall be styled directors, and the number thereof shall not be styled be styled directors [sic], and the number thereof shall not be less than three, except where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation, but the number shall not be reduced to less than three, except as provided above, but shall be of full age, and at least one shall be a citizen of the United States. The names and post office addresses of the first Board of Directors, which shall consist of three persons, and who shall hold office until their successors are duly elected and qualified are as follows:

          NAME:                         ADDRESS:

          VICTOR H. FISCHER             6501 W. Charleston Blvd.
          PRESIDENT                     Apt. 211
                                        Las Vegas, Nevada 39102

          MARK ALAN FISCHER             6501 W. Charleston Blvd.
          VICE-PRESIDENT                Apt. 211
                                        Las Vegas, Nevada 39102

          CYNTHIA SCOTT FISHER          6501 W. Charleston Blvd.
          SECRETARY/TREASURER           Apt. 211
                                        Las Vegas, Nevada 39102

Is hereby amended to read as follows:

                                  ARTICLE FIFTH
                                    DIRECTORS

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow [sic] by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.


                 THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                 ---------------------------------------------
                                  ARTICLE NINTH
                                COMMON DIRECTORS

     As provided by Nevada Revised Statute 78.140, without repeating the section in full here, the same is adopted and no contact or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.


                                  ARTICLE TENTH
                      LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach or alleged breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                ARTICLE ELEVENTH
           ELECTION REGARDING NRS 78.378 - 78.3793 and 78.411 - 78.444

     This  Corporation  shall NOT be governed by nor shall the provisions of NRS
78.378  through and  including  78.3793 and NRS  78.4111  through and  including
78.444 in any way whatsoever affect the management, operation or be applied to the Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the COrporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 19,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Ryan Christison
                                             --------------------
                                             RYAN CHRISTISON
                                             PRESIDENT

                                             /s/ Denise Christison
                                             ------------------------
                                             DENISE CHRISTISON
                                             SECRETARY / TREASURER

STATE OF UTAH
COUNTY OF SALT LAKE

     On  11-20-99,   personally  appeared  before  me,  a  Notary  Public,  Ryan
Christison and Denise Christison who acknowledged that they executed the above instrument.

                                             /s/ Christine M. Blakely
                                             -------------------------
                                             NOTARY PUBLIC